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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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
       SUBSIDIARY OF WAYPOINT FINANCIAL                               STATE OF ORGANIZATION
       --------------------------------                               ---------------------
Waypoint Bank....................................................         United States
Waypoint Financial Investment Corporation........................         Delaware
Waypoint Service Corporation.....................................         Pennsylvania
Waypoint Brokerage Services, Inc. ...............................         Pennsylvania
Waypoint Insurance Group, Inc....................................         Pennsylvania
Waypoint Capital Trust I (a).....................................         Delaware
Waypoint Capital Trust II (a)....................................         Delaware
Waypoint Statutory Trust (a).....................................         Connecticut


       SUBSIDIARY OF WAYPOINT BANK                                    STATE OF ORGANIZATION
       ---------------------------                                    ---------------------
Waypoint Investment Corporation...................................    Delaware
C.B.L. Service Corporation                                            Pennsylvania



(a) These subsidiaries are not included in the consolidated financial statements of Waypoint Financial Corp.